Monthly Statements to the Securityholders
Pursuant to Section 5.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2003-HE2

Monthly Period	October 1, 2003 thorugh October 31, 2003
Payment Date	November 25, 2003
Period	Revolving

Pool Balance		Factor per Original
Beginning	$1,215,535,634.50	0.972402579
Ending	$1,201,350,789.89	0.961055006

Change	$14,184,844.61	0.011347573

A-I-1 Notes
Beginning	$400,000,000.00	1.000000000
Ending	$400,000,000.00	1.000000000

Change	$—	0.000000000

A-II-1 Notes Beginning	$750,000,000.00	1.000000000
Ending	$750,000,000.00	1.000000000

Change	$—	0.000000000

A-II-2
Beginning	$100,000,000.00	1.000000000
Ending	$100,000,000.00	1.000000000

Change	$—	0.000000000

Additional Balance Increase Amount
Beginning	$—
Ending	$—

Change	$—

Certificate
Beginning	$—
Ending	$—

Change	$—

Interest Distributions		Factor per 1000
A-I-1	$444,666.67	1.1116667
A-II-1	$833,750.00	1.1116667
A-II-2	$94,250.00	0.9425000

Interest Rates
Group 1 WAC	4.03%
Group 2 WAC	4.03%
Libor	1.12%
Libor + 26 bps	1.38%
Auction Rate	1.17%
A-I-1 & A-II-1 Note Rate	1.38%
A-II-2 Note Rate	1.17%

Principal Distributions		Factor per 1000
A-I-1	$—	—
A-II-1	$—	—
A-II-2	$—	—
Certifcate	$—

Funding Account Balance
Group 1	$14,999,328.01
Group 2	$35,933,816.76

Liquidation Loss Amounts
Group 1	$(37,159.68)
Group 2	$(16,454.29)

Enhancer Premium	$151,041.67

Aggregate Note Balance	$1,250,000,000.00
Target Overcollateralization Amount	$15,625,000.00
Overcollateralization Amount	$2,283,934.66
Excess to Certificateholder	$2,055,375.18

Wachovia Bank, National Association as Servicer

Group 1 Pool

Aggregate Amount Collected for the Collection Period
Principal	$16,309,136.07
Net Interest	$1,165,611.53
Substitution Adjustments	$—

Beginning Balance	$389,361,008.10
Ending Balance	$385,000,705.75

Net	$4,360,302.35
Principal Collections	$(16,309,136.07)
Net Draws	$11,985,993.40
Net Principal	$(4,323,142.67)

Gross Interest	$1,327,845.28
Servicing Fee	$(162,233.75)

Net Interest	$1,165,611.53
Enhancer Premium	$(48,333.33)
Note Interest	$(444,666.67)

Excess Spread	$672,611.53

Additional Balance Inc.	$—
Group Excess	$672,611.53
Tranfer (to) from Group 2	$—
Excess to Certificate	$635,451.85

Current	$807,588,359.03
1 - 29 Days Past Due	$10,531,880.10
30 - 59 Days Past Due	$613,881.35
60 - 89 Days Past Due	$—
90 - 119 Days Past Due	$—
120 - 149 Days Past Due	$—
150 - 179 Days Past Due	$—
180 + Days Past Due	$—

Funding Account
Beginning	$10,639,025.66
Deposit	$4,360,302.35

Ending	$14,999,328.01
Target O/C Amount	$5,000,000.00
O/C Amount	$33.76

Gross CPR (Annualized)	40.087%
Net CPR (Annualized)	12.438%
Draw Rate (Annualized)	31.286%
WAM	226.18
Age	9.19

Group 2 Pool

Principal	$38,602,565.12
Net Interest	$2,467,085.95
Substitution Adjustments	$—

Beginning Balance	$826,174,626.40
Ending Balance	$816,350,084.14

Net	$9,824,542.26
Principal Collections	$(38,602,565.12)
Net Draws	$28,794,477.15
Net Principal	$(9,808,087.97)

Gross Interest	$2,811,325.38
Servicing Fee	$(344,239.43)

Net Interest	$2,467,085.95
Enhancer Premium	$(102,708.33)
Note Interest	$(928,000.00)

Excess Spread	$1,436,377.62

Additional Balance Inc.	$—
Group Excess	$1,436,377.62
Tranfer (to) from Group 1	$—
Excess to Certificate	$1,419,923.33

Current	$382,663,649.28
1 - 29 Days Past Due	$3,401,498.81
30 - 59 Days Past Due	$14,643.01
60 - 89 Days Past Due	$—
90 - 119 Days Past Due	$—
120 - 149 Days Past Due	$—
150 - 179 Days Past Due	$—
180 + Days Past Due	$—

Beginning	$26,109,274.50
Deposit	$9,824,542.26

Ending	$35,933,816.76
Target O/C Amount	$10,625,000.00
O/C Amount	$2,283,900.90

Gross CPR (Annualized)	43.685%
Net CPR (Annualized)	13.352%
Draw Rate (Annualized)	34.668%
WAM	222.53
Age	10.43